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                                                                     EXHIBIT 1.1

                                 3,125,000 UNITS

                              RETRAC MEDICAL, INC.

                             UNDERWRITING AGREEMENT




Centex Securities, Incorporated
7863 Girard Avenue, Suite 302
La Jolla, California 92037

Dear Sirs:

         Retrac Medical, Inc., a Delaware corporation ("Company"), proposes to offer and sell to selected persons or entities acceptable to the Company, upon the terms and subject to the conditions set forth in the enclosed Prospectus, (as defined below) up to 3,125,000 Units of the Company's securities at the sale price of $8.00 per Unit. The Units and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus.

       The Company hereby invites you, Centex Securities Incorporated, a California corporation ("Underwriter"), to become the Underwriter on a best-efforts basis in connection with the offer and sale of the Units. By your acceptance hereof, you agree to act in such capacity and to use commercially reasonable efforts to find purchasers for the Units in accordance with the terms and conditions of the Prospectus and this Agreement, but with no obligation or understanding, express or implied, that you are making a commitment to purchase or sell the Units. You agree to use commercially reasonable efforts to find purchasers of Units both directly and indirectly through a selling group consisting of participating brokers ("Participating Brokers") with whom you shall contract pursuant to a Participating Broker Agreement.

       Accompanying this Agreement is a copy of the Prospectus and the Supplemental Material (as defined below) prepared by the Company for use in conjunction with the offer and sale of the Units.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (SEC File No.33-46316) and a related preliminary prospectus for the registration of: (i) the Units, including the shares of the Company's $.01 par value common stock ("Common Stock") and common stock purchase warrants ("Unit Warrant") making up the Unites; (ii) the shares of Common Stock issuable upon the exercise of the Unit Warrants; (iii) a common purchase warrant described in Section 4 hereof (the "Underwriter's Unit Warrant"), (iv) the Units, including the shares of Common Stock and Unit Warrants; and (v) the shares of Common Stock issuable upon exercise of the Unit Warrants made part of the Underwriter's Unit Warrant under the Securities Act of 1933 (the "1933 Act") and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, a copy of each of which heretofore has been delivered to you. The registration

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statement, as amended, (including exhibits previously filed or filed therewith)
and the amended prospectus on file with the Commission at the time the registration statement becomes effective are hereinafter called the "Registration Statement" and the "Prospectus," respectively, except that if the prospectus filed by the Company pursuant to the Rule 424(b) under the 1933 Act differs from the prospectus on file at the time the Registration Statement becomes effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is mailed to the Commission for filing.

         The Company understands that you propose to make a public offering of the Units as soon as you deem advisable after the Registration Statement becomes effective.


                                    SECTION 1

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  (a) The Company represents and warrants to you as follows:

                           (i) From the Effective Date and at all times
                  subsequent thereto up to and including the Termination Date (as defined in Section 3 below), the Registration Statement and the Prospectus will comply in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (the "1933 Act Regulations") and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company herein or otherwise furnished in writing by you for use in the Registration Statement or Prospectus.

                           (ii) All additional written, audio or audio-visual
                  material, including an investment summary, audio tape, video tape and internet site prepared by the Company for use in conjunction with the offer or sale of the Units, if any ("Supplemental Material"), will be distributed by the Company only in full compliance with the requirements of the 1933 Act (including, without limitation, the requirement that such Supplemental Material not be delivered to any prospective purchaser unless accompanied or preceded by a Prospectus), and at the time the Registration Statement is declared effective and at all times subsequent thereto up to and including the Termination Date, such Supplemental Material has not contained and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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                           (iii) The accountants who certified the financial
                  statements included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                           (iv) The financial statements and supporting
                  schedules included in the Registration Statement present fairly the financial position of the Company as at the dates indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                           (v) Since the respective dates as of which
                  information is given in the Registration Statement, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company, or in the earnings, properties or business of the Company, whether or not arising in the ordinary course of business, (B) there have been no material transactions entered into by the Company other than those in the ordinary course of business, and (C) there has been no dividend or distribution of any kind declared, paid, or made by the Company on its capital stock.

                           (vi) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except for such jurisdictions in which the failure to qualify in the aggregate would not have a material and adverse effect on the earnings, properties or business of the Company.

                           (vii) Except as described in the Registration
                  Statement, the Company does not have any subsidiaries and does not own any equity investment in any other corporation, partnership, joint venture, or other entity.

                           (viii) The authorized, issued, and outstanding
                  capital stock of the Company is as set forth in the Registration Statement under "Capitalization"; the shares of issued and outstanding capital stock set forth thereunder have been duly authorized and validly issued and are fully paid and nonassessable; the Units, including the securities included therein, have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in Section 2 hereof, will be validly issued and fully paid and nonassessable; the securities conform to all the statements relating thereto contained in the Registration Statement; and the issuance of the securities are not subject to preemptive rights.

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                           (ix) The Underwriter's Unit Warrant has been duly
                  authorized for issuance and sale to the Underwriter pursuant to this Agreement and the Warrant Agreement and, when issued and delivered by the Company pursuant to this Agreement and the Warrant Agreement against payment of the consideration set forth in Section 4 hereof, will be validly issued and fully paid and nonassessable; until the Underwriter's Warrant has been exercised or has expired, the Underwriter's Unit Warrant Units will have been duly reserved from the Company's authorized but unissued units of Common Stock; and the issuance of the Underwriter's Unit Warrant and Underwriter's Unit Warrant Units are not subject to preemptive rights.

                           (x) This Agreement and the Warrant Agreement have
                  been duly and validly authorized and this Agreement has been duly executed and delivered by the Company and this Agreement constitutes, and the Warrant Agreement, when duly executed and delivered by the Company, will constitute, valid and binding agreements, enforceable in accordance with their respective terms, except as enforceability of any indemnification provision may be limited under federal securities laws and except as enforceability of such agreements may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws relating to or affecting generally the enforcement of the creditor's rights.

                           (xi) The Company has good and marketable title to all
                  properties, licenses, and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, or restrictions, except such as are described or referred to in the Prospectus or are not materially significant or important in relation to the business of the Company; all of the leases or subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and the Company is not in default in any material respect in respect of any of the terms or provisions of any of such leases or subleases, and to the best of the Company's knowledge, no claim has been asserted by anyone adverse to the Company's rights as lessor, sublessor, lessee, or sublessee under any of the leases or subleases mentioned above or affecting or questioning the Company's rights to the continued possession of the leased or subleased premises or assets under any such lease or sublease.

                           (xii) To the best of the Company's knowledge, no
                  labor disturbance by the employees of the Company exists or is imminent which might be expected to materially and adversely affect the conduct of the business, operations, financial condition, or income of the Company.

                           (xiii) Except as disclosed in the Registration
                  Statement, the Company is not in violation of its charter documents or by-laws or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material bond, debenture, note, or other evidence of indebtedness or in any material contract,


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                  indenture, mortgage, loan agreement, lease, joint venture, or other material agreement or instrument to which the Company is a party or by which it or any of its properties are bound; and the execution and delivery of this Agreement and the Warrant Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with, or result in a breach of any of the material terms, conditions, or provisions of, or constitute a default under, the charter documents or by-laws of the Company or any material bond, debenture, contract, indenture, mortgage, loan agreement, lease, joint venture, or other material agreement or instrument to which the Company is a party or by which it or any of its properties are bound, or result in any material violation by the Company of any law, administrative regulation, or court decree.

                           (xiv) Except as set forth in the Registration
                  Statement, there is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company, which might result in any material and adverse change in the condition (financial or otherwise), business or earnings of the Company.

                           (xv) There are no contracts or documents of the
                  Company which would be required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been previously filed or filed as exhibits to the Registration Statement; each contract to which the Company is a party and which has been previously filed or filed as an exhibit to the Registration Statement is in full force and effect or has terminated in accordance with its terms or as set forth in the Registration Statement; and no party to any such contract has given notice of the cancellation of, or its intention to cancel, any such contract and to the best of the Company's knowledge no party to any such contract intends to cancel any such contract.

                           (xvi) The Company has not received any notice of
                  infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights owned by or licensed to the Company, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition, or income of the Company.

                           (xvii) The Company has not received any notice of
                  proceedings relating to the revocation or modification of any franchises held by the Company which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition, or income of the Company.

                           (xviii) There are no outstanding claims for services
                  either in the nature of a finder's fee, brokerage fee, or otherwise with respect to this financing for which the Company or the Underwriter may be responsible.

                           (xix) The Company has not taken, and will not take,
                  directly or indirectly, any action designed to constitute or which has constituted or which might be reasonably expected to cause or result in the stabilization of the price of the Common Stock in a violation of the Securities Exchange Act of 1934 (the "1934 Act") or in a manipulation of the price of any security issued by the Company.

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                           (xx) The SEC has not issued any order preventing or
                  suspending the use of the Prospectus, and no proceedings for that purpose have been instituted or are pending before or threatened by the SEC.

                           (xxi) At all times subsequent to the date of this
                  Agreement and up to and including the Termination Date, the representations and warranties made in this Section l will be true and correct with the same effect as if they had been made on and as of such time, except as may subsequently be disclosed in writing to the Underwriter.

                           (xxii) No closing will take place unless and until
                  Companys in respect of subscriptions for an aggregate of at least 2,500,000 Units, acceptable to the Company, have been received by the Company and payment for such Units has been deposited in the Escrow Account and classified as "cleared funds" by the Escrow Agent.

                  (b) Any certificate required by this Agreement to be signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

                                    SECTION 2

                                SALE OF THE UNITS

               A subscription agreement ("Subscription Agreement") must be completed by each person desiring to purchase Units, or, at your or the Participating Broker's option, by you or the Participating Broker on behalf of each such person, and returned by you or the Participating Broker together with any other documents that may be required under state securities laws or by the Company, to the Company at Retrac Medical, Inc., 22 South Main Street, New City, New York 10956 Attention: Thomas Sassone. You or the Participating Broker shall ascertain that the Subscription Agreement has been properly completed in full and signed by the prospective purchaser prior to its return.

               All subscription checks shall be made payable to the order _________________________________ until the Minimum Subscription Date (as hereinafter defined) and thereafter all subscription checks shall be made payable to Retrac Medical, Inc. If you or the Participating Broker receives a check not conforming to the foregoing instructions, you or the Participating Broker must return such check directly to the subscriber not later than the end of the next business day following its receipt. On or before the Minimum Subscription Date, checks conforming to the foregoing instructions shall be transmitted by you or the Participating Broker for deposit directly ______________________________ ("Escrow Agent"), at ___________________ by the
end of the next business day following receipt by you or the Participating Broker. Following the Minimum Subscription Date, checks conforming to the foregoing instructions shall be transmitted by you or the Participating Broker for deposit directly to the Company, at the aforementioned Company address, by

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the end of the next business day following receipt by you or the Participating
Broker. In the event you or the Participating Broker's final internal supervisory review is conducted at a different location, then checks must be transmitted to you or the Participating Broker's final review office by the end of the next business day following receipt by you or the Participating Broker and your or the Participating Broker's final review office must in turn by the end of the next business day following receipt by it, transmit the check for deposit directly to the Escrow Agent on or before the Minimum Subscription Date or to the Company after the Minimum Subscription Date.

               Upon receipt of the Subscription Agreement, the Company will determine promptly (and in any event within ten (10) days after such receipt) whether it wishes to accept the proposed purchaser as a shareholder in the Company, it being understood that the Company reserves the right to reject the tender of any Subscription Agreement and to reject all tenders after the Termination Date. Should the Company determine to accept the tender of the Subscription Agreement, the Company will promptly advise you or the Participating Broker of such action. Should the Company determine to reject the tender it will promptly notify in writing the prospective purchaser, you and the Participating Broker, if any, of such determination and will promptly return the tendered Subscription Agreement and instruct the Escrow Agent to return the purchase price of the Units directly to the prospective purchaser if the determination is made on or before the Minimum Subscription Date or the Company will return the purchase price of the Units directly to the prospective purchaser is the determination is made after the Minimum Subscription Date.

               All payments received on or prior to the Minimum Subscription Date, except as hereinafter provided, from purchasers of Units shall be transmitted directly to the Escrow Agent and deposited in an escrow account (the "Escrow Account") with Escrow Agent. Such funds may be temporarily invested in bank savings accounts, bank or money market accounts, bank short-term certificates of deposit of U.S. banks having a net worth of $100 million, or short-term U.S. government issued or guaranteed obligations. Prior to the Minimum Subscription Date, the Company will have no right to obtain any funds from the Escrow Agent. Funds for Units purchased on or before the Minimum Subscription Date shall be made available to the Company, or its order, by the Escrow Agent, on the Minimum Subscription Date.

               Nothing contained in this Section 2 shall be construed to relieve you and the Participating Brokers of the responsibility of complying with the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD").

                                    SECTION 3

             TERMINATION DATE AND MINIMUM SUBSCRIPTION CLOSING DATE

               As used herein, the term "Termination Date" shall mean the earliest to occur of (i) the date upon which subscriptions for the maximum number of Units offered have been accepted by the Company which date the Company shall designate by notice to you in writing; or (ii) _____________, 200_. The Company may terminate the offering of Units at any time for any reason by written notice to the Underwriter at least two (2) business days prior to the date of termination.

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               As used herein, the term "Minimum Subscription Date" shall mean the earlier of the termination date on the date on which the Company shall mail or otherwise furnish to you notification that subscriptions and payments for an aggregate of at least 2,500,000 Units have been received and accepted by the Company and deposited with the Escrow Agent. In the event that subscriptions and payments for an aggregate of at least 2,500,000 Units shall not have been received and accepted by the Company on or prior to ____________, 200_, this Agreement will terminate and the Company shall have no further obligation or liability hereunder to you or any Participating Brokers. In the event of such termination, all purchase payments deposited with the Escrow Agent shall be returned to the subscribers and no selling commissions (as described below) will be payable.

                                    SECTION 4

                      COMPENSATION AND PAYMENT OF EXPENSES

               For your services as Underwriter in soliciting and obtaining purchasers of the Units, the Company agrees to pay a selling commission of ten percent (10%) of the gross offering proceeds realized from the sale of Units. All or a portion of these selling commissions may be reallowed by you to Participating Broker as compensation for their services in soliciting and obtaining subscribers for the purchase of Units. An additional three percent (3%) of the gross offering proceeds, less the $___________ advance previously paid to you by the Company, all or a portion of which may be reallowed to Participating Brokers, will be paid to you as a non-accountable fee for marketing services, wholesaling fees, expense reimbursements, bonuses and incentive compensation.

                 The selling commissions and expense allowance will be paid as follows: (i) on or promptly following the Minimum Subscription Date, the Company will pay the selling commissions and expense allowance payable with respect to the Units purchased on or before the Minimum Subscription Date, and (ii) after the Minimum Subscription Date, the Company will pay the selling commissions, marketing support fees, and due diligence expense allowance payable with respect to Units purchased during the period commencing with the first business day following the Minimum Subscription Date and ending on the Termination Date unless otherwise agreed, no later than the seventh (7TH) day following the date of the sale of the Units. Subject to the provisions of Section 3 below, in the event the offer and sale of Units is terminated prior to the Minimum Subscription Date, you shall not be entitled to any reimbursement for your due diligence expenses incurred in connection with the offering of Units.

               In the event the Company gives you any advances of any portion of the expense allowance, the amount of the advance shall be deducted by the Company from amounts owed to Underwriter for selling commissions or expense allowance and such amount shall be promptly reimbursed to the Company by the Company.

               No person will be entitled to a selling commission or expense allowance in any case in which it is determined that the solicitation or obtaining of purchasers by such person was made in violation of the securities laws of the United States or any state or other jurisdiction.

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         At the Termination date, and subject to the sale of 2,500,000 Units by the Minimum Subscription Date, the Company will sell to you a common stock purchase warrant ("Underwriter's Unit Warrant"), for a purchase price of $100.00, entitling you to purchase up to one Unit for every ten Units sold prior to the Termination Date. The terms and provisions of the Underwriter's Unit Warrant and the respective rights and obligations of the Company and the holder(s) are described in the Warrant Agreement set forth in Exhibit A hereto

         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and the printing of this Agreement, the Participating Brokers Agreement, and the Warrant Agreement, (ii) the issuance and delivery of the Units to the Subscribers including stock transfer taxes, if any, payable upon sale and transfer of the Units to the Subscribers thereof, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the expenses in connection with the qualification of the Units under all applicable securities laws, including filing fees and the reasonable fees and disbursements of Blue Sky counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the printing and delivery to you of copies of the Registration Statement and all amendments thereto, of the preliminary prospectuses and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Blue Sky Survey, (vii) the fee of the National Association of Securities Dealers, Inc., and (viii) the listing fees of the American Stock Exchange ("AMEX").


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                                    SECTION 5

                            COVENANTS OF THE COMPANY

         The Company covenants with you as follows:

                  (a) The Company will notify you or your counsel immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including a prospectus filed pursuant to Rule 424(b) which differs from the prospectus on file at the time the Registration Statement becomes effective), and will not file any such amendment or supplement to which you or your counsel shall reasonably object.

                  (c) The Company will deliver to you as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as you may reasonably request and also deliver to you a conformed copy of the registration statement as originally filed and of each amendment thereto (without exhibits filed therewith or incorporated by reference therein).

                  (d) The Company will furnish to you, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations and for purposes contemplated by the 1934 Act and the rules and regulations thereunder.

                  (e) If any event shall occur as a result of which it is necessary, in the opinion of your counsel, to amend the Registration Statement and the Prospectus or to supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend the Registration Statement and the Prospectus or supplement the Prospectus, as the case may be, by preparing and furnishing to you a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to the Registration Statement and the Prospectus (in form and substance satisfactory to your counsel), so that, as so amended or supplemented, the Registration Statement and the Prospectus, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

                  (f) The Company will endeavor, in cooperation with you and your counsel, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Units. The Company shall not, however, be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified except as may be required by the laws of the State of New York. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which such securities have been qualified as above provided.

                  (g) The Company shall file and maintain effective with the Commission and applicable state securities authorities, a registration statement registering the Underwriter's Unit Warrant and the Underwriter's Warrant Units which shall comply with all applicable provisions of the Warrant Agreement.

                  (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the 1933 Act, which need not be certified by independent public accountants unless required by the 1933 Act or the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                  (i) The Company will for a period of three years from the effective date of the Registration Statement furnish directly to each of you, as soon as the same shall be sent to the Company's shareholders, copies of any annual or interim reports of the Company to its shareholders, and it will, for the same period, also furnish each of you with the following:

                           (i) concurrently with furnishing to the Company's
                  shareholders, one copy of the annual independent accountants' report, including therein the accountants' certificate, the consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of operations, stockholders' equity and cash flows;

                           (ii) copies of any report, application, or document
                  which the Company shall file with the Commission, the AMEX or any securities exchange;

                           (iii) copies of any press releases disseminated to
                  the public; and

                           (iv) as soon as the same shall be sent to the
                  shareholders, each communication which shall be sent to the shareholders as a class.

                  (j) The Company will apply the net proceeds from the sale of the Units sold by it hereunder for the purposes set forth under "Use of Proceeds" in the Prospectus in substantially the amounts indicated thereunder.

                  (k) The Company will prepare and file with the Commission a report on Form SR in accordance with the 1933 Act regulations and will supply copies of the Form SR, and any amendments or supplements thereto, to you and your counsel within five days of its filing with the Commission.

                  (l) At the Effective Time (as defined below), the Company will register its equity securities under Section 12(b) of the 1934 Act and will supply copies of the Form 8-A, and any amendments or supplements thereto, to you and your counsel within five days of its filing with the Commission.

                  (m) The Company will obtain a CUSIP number for its Common Stock and Unit Warrant by the first day for trading of the securities made part of the Units. The Company will use its best efforts to have the Unit Warrants and all outstanding units of Common Stock listed on the American Stock Exchange
(AMEX).

                                    SECTION 6

                     CONDITIONS OF UNDERWRITERS' OBLIGATIONS

         Your obligations hereunder are subject to the accuracy of the representations and warranties of the Company of its obligations hereunder, and to the following further conditions:

                  (a) The Registration Statement shall have become effective ("Effective Time") not later than 5:30 p.m., Washington, D.C. time, on the date hereof, or with your consent, at a later time and date not later, however, than 5:30 p.m., Washington, D.C. time, on the first business day following the date hereof, or at such later time and date as may be approved by you.

                  (b) At the Effective Time you shall have received the favorable opinion, dated as of the Effective Time, of _______________, counsel for the Company, in form and substance satisfactory to your counsel, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware.

                           (ii) The Company has corporate power and authority to
                  own, lease, and operate its properties and conduct its business as described in the Registration Statement.

                           (iii) The Company is duly qualified as a foreign
                  corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except for such jurisdictions in which the failure to qualify in the aggregate would not have a materially adverse effect on the earnings, business or properties of the Company.

                           (iv) To the best of their knowledge, the Company does
                  not have any subsidiaries and does not own any equity investment in any other corporation, partnership, joint venture, or other entity.

                           (v) To the best of their knowledge, the authorized,
                  issued, and outstanding capital stock of the Company is as set forth in the Registration Statement under "Capitalization" and the units of issued and outstanding Common Stock set forth thereunder have been duly authorized and validly issued and are fully paid and nonassessable.

                           (vi) To the best of their knowledge, the Units have
                  been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in Section 2 hereof, will be validly issued and fully paid and nonassessable; and to the best of their knowledge, the issuance of the Units is not subject to preemptive rights.

                           (vii) The Underwriter's Unit Warrant has been duly
                  authorized for issuance and sale to you pursuant to this Agreement and the Warrant Agreement and, when issued and delivered by the Company pursuant to this Agreement and the Warrant Agreement against payment of the consideration set forth in Section 4 hereof, will be validly issued and fully paid and nonassessable; the Underwriter's Unit Warrant Shares have been duly reserved from the Company's authorized but unissued Shares of Common Stock; and to the best of their knowledge, the issuance of the Underwriter's Warrant and Underwriter's Warrant Shares are not subject to preemptive rights.

                           (viii) This Agreement and the Warrant Agreement have
                  been duly and validly authorized and this Agreement has been duly executed and delivered by the Company and this Agreement constitutes, and the Warrant Agreement, when duly executed and delivered by the Company, will constitute, valid and binding agreements, enforceable in accordance with their respective terms, except as enforceability of any indemnification provision may be limited under federal securities laws and except as enforceability of such agreements may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws relating to or affecting generally the enforcement of creditor's rights.

                           (ix) To the best of their knowledge, the execution
                  and delivery of this Agreement and the Warrant Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company or any contract, indenture, mortgage, loan agreement, note, lease, or other instrument known to such counsel to which the Company is a party or by which it may be bound, or any court decree known to such counsel or any law or administrative regulation.

                           (x) The Registration Statement is effective under the
                  1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings there for initiated or threatened by the Commission.

                           (xi) To the best of their knowledge, at the time the
                  Registration Statement became effective, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                           (xii) Nothing has come to their attention that would
                  lead them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time the Registration Statement became effective (unless the term "Prospectus" refers to the Rule 424(b) prospectus, in which case at the time it was mailed to the Commission for filing) or at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made not misleading.

                           (xiii) There are no contracts, indentures, mortgages,
                  loan agreements, notes, leases, or other instruments known to such counsel that are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; the descriptions thereof or references thereto are accurate, and to such counsel's knowledge no default exists in the due performance or observance of any material obligation, agreement, covenant, or condition contained in any contract, indenture, loan agreement, note, lease, or other instrument so described, referred to, filed or incorporated by reference.

                           (xiv) Except as set forth in the Registration
                  Statement and Prospectus, such counsel does not know of any action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened against or affecting, the Company, which might result in any material and adverse change in the condition (financial or otherwise), business or earnings of the Company, or might materially and adversely affect the properties or assets thereof).

                           (xv) The Common Stock and the Underwriter's Unit
                  Warrant conform to the description thereof contained in the Registration Statement.

                           (xvi) No authorization, approval or consent of any
                  court or governmental authority or agency is required in connection with the sale of the Shares to you, except as may be required under the 1933 Act and state securities or Blue Sky laws.

         In rendering such opinion, such counsel may rely, as to matters of fact, to the extent they deem proper, upon responsible officers of the Company and certificates of public officials, and, as to matters of the law of jurisdictions other than the United States and California, upon the opinions of other counsel satisfactory to your counsel, in which case such opinions shall also state that the Underwriters are justified in relying upon the opinion of such local counsel.

                  (c) At the Effective Time there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company, or in the earnings, business or properties of the Company, whether or not arising in the ordinary course of business, and you shall have received a certificate from each of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Effective Time, to the effect that (i) there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of such officer's knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

                  (d) At the time of the execution of this Agreement, you shall have received from M. R. Weiser & Co. LLP, a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and the answer to Item 13 of the Registration Statement is correct insofar as it related to them; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited condensed financial statements and supporting schedules of the Company as of __________________, included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent in all material respects with the audited financial statements included in the Registration Statement, or (B) during the period from __________________, to a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock or funded debt of the Company, or any decrease in consolidated net current assets, net assets, or stockholders' equity as compared with the amounts shown in the _________________ balance sheet or any decrease, as compared with the corresponding period in the preceding year, in total revenues or total or per share amounts of earnings of the Company in each case except as set forth or contemplated in the Registration Statement; and (iv) they have read in the Registration Statement the information under "Prospectus Summary - the Offering," "Prospectus Summary - Summary Financial Information," "Use of Proceeds," "Capitalization," "Dilution," "Managements Discussion and Analysis," "Business," and "Management - Executive Compensation" and the notes thereto and other information specified by you and have performed the procedures set forth in detail in such letter and found such amounts or information to be in agreement with the relevant accounting and financial records of the Company.

                  (e) At the Minimum Subscription Date you shall have received from _____________, a letter, dated as of the Minimum Subscription Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Minimum Subscription Date.

                  (f) At Minimum Subscription Date your counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Units as herein contemplated shall be satisfactory in form and substance to you and your counsel.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by written notice to the Company at any time at or prior to Termination Date, and such termination shall be without liability of any party to any other party except as provided in Section 4.

                                    SECTION 7

                                 INDEMNIFICATION

                  (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act as follows:

                           (i) against any and all loss, liability, claim,
                  damage, and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or the Prospectus or any amendment or supplement);

                           (ii) against any and all loss, liability, claim,
                  damage, and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

                           (iii) against any and all expense whatsoever
                  (including the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

                  (b) You agree to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
         Section 15 of the 1933 Act against any and all loss, liability, claim, damage, and expense whatsoever (i) arising out your selling activities or disclosures not authorized by the Company in writing or set forth in the Prospectus or the Supplemental Materials, and (ii) described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (of any amendment thereto) or any preliminary prospectus or the Prospectus or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) In no case shall the Company be liable under the indemnity provisions of this Section 7 with respect to any preliminary prospectus to the extent any such loss, liability, claim, damage or expense results from the fact that you sold Shares to a person to whom there was not sent or given, at or prior to the time such person was sent or given a written confirmation of sale, a copy of the Prospectus if the Company had previously furnished copies thereof to you and the untrue statement or omission of material fact contained in such preliminary prospectus was corrected in the Prospectus;

                  (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify any indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be obligated to pay any settlement entered into without the indemnifying party's consent.

                                    SECTION 8

                                  CONTRIBUTION

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 is for any reason held to be unenforceable by you or the Company although applicable in accordance with its terms, the Company and you shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company and you in such proportion as is appropriate to reflect the relative benefits received by the Company and you from the offering of the Shares and the relative fault of the Company and you in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company and you shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by you. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls you within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as you, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

                                    SECTION 9

                   REPRESENTATIONS, WARRANTIES, AND AGREEMENTS
                               TO SURVIVE DELIVERY

         All representations, warranties, and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the subscribers.

                                   SECTION 10

                            TERMINATION OF AGREEMENT

                  Provided that at least one counterpart of this Agreement shall then have been executed and delivered, this Agreement shall become effective at 12:00 noon, California time, of the first full business day following the effective date of the Registration Statement.

               Until the Minimum Subscription Closing Date, this Agreement may be terminated by you at your option by giving written notice to the Company if:
(a) the Company shall have become a defendant in any litigation which, in your opinion, may reasonably be expected to result in a judgment having materially adverse consequences for the Company or there shall have been, since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company, which change in your judgment shall render it inadvisable to proceed with the delivery of the Units, or (b) there shall have been any important change in market levels, major catastrophe, substantial change in national, international or world affairs, national calamity, postal strike, act of God, or other event or occurrence which, in your judgment will materially disrupt the financial markets of the United States, or (c) trading in securities generally on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such Exchange by the Commission or by such Exchange, or (d) a general banking moratorium shall have been declared by federal or state authorities, or (e) the Company has terminated the offering of Shares as provided in Section 2 hereof, or (f) the Company is in breach of this Agreement and has failed to cure such breach within 30 days notice from you to the Company of such breach.

               Following the Minimum Subscription Date, this Agreement may be terminated by Underwriter at Underwriter's option by giving notice to the Company and the Company. In any case, this Agreement will terminate at the close of business on the Termination Date; provided, however, that all fees payable to Underwriter under the terms and conditions hereof shall be paid when due although this Agreement shall have theretofore been terminated.

               Except as otherwise provided in Section 4, any termination of this Agreement pursuant to this Section 10 shall be without liability of the Company to you and without liability on your part to the Company.

                                   SECTION 11

                                     NOTICE

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or sent by registered mail or transmitted by any standard form of telecommunication. Notices to you shall be directed to each of you at the address first written above; notices to the Company shall be directed to Retrac Medical, Inc., 22 South Main Street, New City, New York 10956; Attention of Thomas Sassone.

                                   SECTION 12

                                     PARTIES

         This Agreement shall inure to the benefit of and be binding upon you and the Company and our respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm, or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and
Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their legal respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm, or corporation.

                                   SECTION 13

                                  GOVERNING LAW

         This Agreement shall be governed by the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us in accordance with its terms.

                                     Very truly yours,

                                     RETRAC MEDICAL, INC.



                                     By:
                                        -------------------------------------
                                        Thomas Sassone, Chairman of the Board



Confirmed and Accepted, as of the date first above written:

CENTEX SECURITIES, INCORPORATED


By:
   --------------------------
   Bruce Biddick, President